November 10, 2004                                                 Robert Price
                                                                  212-757-5600

                        PRICE COMMUNICATIONS CORPORATION
                REPORTS EARNINGS OF $.95 FOR THIRD QUARTER 2004;
                             $1.17 FOR NINE MONTHS

         Price Communications Corporation (NYSE:PR) announced today results for the quarter and nine months ended September 30, 2004. The Company reported income from its partnership with Verizon of $8.4 million for the quarter ended September 30, 2004, and $25.0 million for the nine months ended September 30, 2004.

         The following table presents selected unaudited financial data for the periods:

----------------------------------------------------------- ------------------------------ ----------------------------
                             Unaudited                                Three Months Ended            Nine Months Ended
                                                                        September 30,                 September 30,
----------------------------------------------------------- ------------------------------ ----------------------------
                                                                                            (000's)
                                                            -----------------------------------------------------------
                                                                     2004            2003           2004          2003
                                                                     ----            ----           ----          ----
----------------------------------------------------------- --------------- -------------- -------------- -------------
             Earnings from partnership                              $8,360          $8,132        $24,988       $24,321
----------------------------------------------------------- --------------- -------------- -------------- -------------
             Other income, net                                       1,908           1,360          8,638         7,263
----------------------------------------------------------- --------------- -------------- -------------- -------------
             Net income                                             53,677           4,390         66,003        15,260
----------------------------------------------------------- --------------- -------------- -------------- -------------
             Net income per share (basic)                            $0.95           $0.08          $1.17         $0.27
----------------------------------------------------------- --------------- -------------- -------------- -------------
             Weighted average shares outstanding                    56,341          56,845         56,464        57,057
----------------------------------------------------------- --------------- -------------- -------------- -------------

                  Net income for both periods includes one-time income which resulted from the elimination of a $53.2 million long-term tax liability, partially offset by additional accruals of $10 million related to cellular legal matters.

         In connection with these results, Robert Price, President of the Company said:

                  "We are delighted with the performance of our Verizon Wireless of the East partnership supervised by Verizon Communications. We continue to explore for ourselves new and prudent acquisitions including mutual fund companies, cellular properties, independent telephone companies, broadcasting companies, or in the absence of such an acquisition, converting our company into a closed-end investment company."

         On August 15, 2002 Price Communications Corporation completed its transaction with Verizon, under which the cellular telephone assets of its Price Communications Wireless subsidiary were exchanged for a preferred limited partnership interest in a new partnership controlled by Verizon Wireless. This interest may be exchanged in 2006 into the common stock of Verizon Communications, Inc.

         Price Communications Corporation is a New York based corporation and trades on the NYSE. It is also traded on the Chicago Stock Exchange (symbol:
PR.M), the Boston Stock Exchange (symbol: PR.B), the Pacific Stock Exchange (symbol: PR.P), and trades in Euros on the Frankfurt and Munich Stock Exchanges

         THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING INFORMATION INVOLVES RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT EXPECTED RESULTS. THESE RISKS AND UNCERTAINTIES ARE DISCUSSED IN THE COMPANY'S SEC FILINGS, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S ANNUAL REPORT ON FORM 10-K.